Exhibit 99.1

ARCA biopharma Retains Ladenburg Thalmann to Support Strategic Options Review

Westminster, CO, May 5, 2022 – ARCA biopharma, Inc. (Nasdaq: ABIO), today announced that it has retained Ladenburg Thalmann & Co. Inc. to act as its financial advisor.

In April 2022, the Board of Directors established a Special Committee to explore and evaluate strategic options for maximizing stockholder value. Potential strategic alternatives that may be explored or evaluated as part of this process include the potential for an acquisition, merger, business combination or other strategic transaction involving the Company. The Board has not set a timetable for the conclusion of this review, nor has it made any decisions related to any further actions or potential strategic options at this time. There can be no assurance, however, that this process will result in any such transaction.

About ARCA biopharma

ARCA biopharma is dedicated to developing genetically and other targeted therapies for cardiovascular diseases through a precision medicine approach to drug development. At present, ARCA is evaluating options for development of its assets, including partnering and other strategic options. For more information, please visit www.arcabio.com.

Safe Harbor Statement

This press release contains "forward-looking statements" for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding potential strategic options (and the Company’s exploration thereof), and potential future development plans for Gencaro and rNAPc2, if any. Such statements are based on management's current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, the risks and uncertainties associated with: ARCA’s financial resources and whether they will be sufficient to meet its business objectives and operational requirements; the Company’s ability to complete a strategic transaction, and the impact of competitive products and technological changes. These and other factors are identified and described in more detail in ARCA’s filings with the Securities and Exchange Commission, including without limitation ARCA’s annual report on Form 10-K for the year ended December 31, 2021, and subsequent filings. ARCA disclaims any intent or obligation to update these forward-looking statements.

Investor & Media Contact:

Derek Cole

720.940.2163

derek.cole@arcabio.com

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